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                                                                    EXHIBIT 99.3

         [SANDERSON FARMS LETTERHEAD]


         CONTACT:     MIKE COCKRELL
                      TREASURER & CHIEF FINANCIAL OFFICER
                      (601) 649-4030


                     SANDERSON FARMS, INC. EXPRESSES COMFORT
            WITH ANALYST'S REVISED EARNINGS ESTIMATE FOR FISCAL 2004

LAUREL, Miss. (December 11, 2003) -- Sanderson Farms, Inc. (NASDAQ/NM: SAFM), in the quarterly conference call with shareholders, analysts and investors on December 9, 2003, and in a press release issued on that date, expressed comfort with an analyst's estimate that it would earn $3.00 per diluted share for its fiscal year ending October 31, 2004. Shortly thereafter, the analyst increased the estimate to $3.50 per share, and the question arose whether the Company was comfortable with that new estimate. The Company today indicated that, based on market conditions and internal projections, the Company is comfortable with the revised earnings estimate for its fiscal year ending October 31, 2004 of $3.50 per diluted share, excluding any nonrecurring items in fiscal 2004 such as the class action awards that the Company received during fiscal 2003 and 2002. The Company cannot now predict whether or not any additional awards of that type will be collected or, if so, when. As announced, the Company reported net income of $54.1 million, or $4.12 per diluted share, for fiscal 2003, which amount includes $7.6 million, or $0.58 per fully diluted share, from class action awards to the Company in fiscal 2003. Consistent with past practice, the Company does not provide quarterly earnings guidance.

        Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh and frozen chicken and other prepared food items. Its shares trade on the Nasdaq Stock Market under the symbol SAFM.

        This press release contains forward-looking statements that are based on management's current views and assumptions and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Actual results and events could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. For a discussion of these matters, including the risks and uncertainties, please refer to the "Cautionary Statement Regarding Risks and Uncertainties That May Affect Future Performance" in Item 7 of the Company's 2002 Annual Report on Form 10-K and please refer to the cautionary statement found in Management's Discussion and Analysis of Financial Condition and Results of Operations under the heading "General" in Part I, Item 2 of the Quarterly Report on Form 10-Q for the Company's third quarter ended July 31, 2003.